ARTICLES OF INCORPORATION
                                       OF
                     CALIFORNIA MOLECULAR ELECTRONICS CORP.


KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned, have this day associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Arizona, and for that purpose hereby adopt the following Articles of Incorporation:

                                    ARTICLE I
The  name  of  the  corporation  is:  California  Molecular  Electronics  Corp.

                                   ARTICLE II
The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                   ARTICLE III
The corporation initially intends to conduct the business of the development of advanced technology and products for the electronics industry based on the quantum electronic behavior of suitable organic molecules.

                                   ARTICLE IV
The corporation shall have the authority to issue twenty million (20,000,000) shares of no par value common capital stock.

Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of the shareholders.

                                    ARTICLE V
The initial Board of Directors shall consist of two (2) Directors. The persons who are to serve as Directors, and the offices they are to hold, until the first Annual Meeting of Shareholders or until their successors are elected and qualify, are:

     Jon  N.  Leonard,  President              Nadine  J.  Leonard,  Secretary
     13924  N.  Green  Tree  Drive             13924  N.  Green  Tree  Drive
     Tucson,  AZ  85737                        Tucson,  AZ  85737

The minimum and maximum number of Directors who shall from time to time serve the corporation shall be set forth in the Bylaws of the corporation.

                                   ARTICLE VI
This corporation shall indemnify any person who incurs expense by reason of such person acting as an officer, Director, employee, or agent of this corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

                                   ARTICLE VII
The  incorporators  of  the  corporation  are:

     Jon  N.  Leonard,  President              Nadine  J.  Leonard,  Secretary
     13924  N.  Green  Tree  Drive             13924  N.  Green  Tree  Drive
     Tucson,  AZ  85737                        Tucson,  AZ  85737

All powers, duties, and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                  ARTICLE VIII
The name of the initial Statutory Agent is Ernest B. Leonard, whose address is 14010 N. Fawnbrooke Drive, Tucson, AZ 85737, and who has been a bona fide resident of the State of Arizona for more than three (3) years past.

                                   ARTICLE IX
The private property of the shareholders, Directors, and officers of this corporation shall be exempt from all corporate debts or liabilities for corporate debts.

IN WITNESS WHEREOF, we the undersigned have hereunto signed our names this ______day of ________ in the year ________.

                                   ______________________________________
                                   Incorporator


                                   ______________________________________
                                   Incorporator


1, Ernest B. Leonard, having been designated to act as Statutory Agent, hereby consent to act in that capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

                                   ______________________________________
                                   Statutory  Agent

                                    BYLAWS OF
                 CALIFORNIA MOLECULAR ELECTRONICS CORP. ~ CALMEC


                                    ARTICLE I

OFFICES  AND  CORPORATE  SEAL

1.01     PLACE  OF  BUSINESS

     In addition to its known place of business, which shall be the office of its Statutory Agent, the corporation shall maintain a principal office in Pima County, Arizona.

1.02     OTHER  PLACES  OF  BUSINESS

     The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

1.03     CORPORATE  SEAL

     A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of this corporation, but nevertheless if in any instance a corporate seal be used, the same shall be, at the pleasure of the officer affixing the same, either (a) a circle having on the circumference thereof "California Molecular Electronics Corp." and in the center "Incorporated 1997 Arizona," or (b) a circle containing the words "Corporate Seal" on the circumference thereof, and in the center "Arizona."

                                   ARTICLE II

SHAREHOLDERS

2.01     PLACE  OF  MEETINGS

     All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02     ANNUAL  MEETINGS

     Annual meetings of shareholders shall be held during the last month of the fiscal year each year or at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

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2.03     NOTICE  OF  ANNUAL  MEETING

     Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of 4:00 P.M. on the day before notice of the meeting is sent.

2.04     SHAREHOLDERS  ENTITLED  TO  VOTE

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal corporate office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

2.05     SPECIAL  MEETINGS

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes as well as the time and date of the proposed meeting.

2.06     NOTICE  OF  SPECIAL  MEETING

     Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of 4:00 P.M. on the day before notice of the meeting is sent.

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2.07     QUORUM

     The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting, present in person or represented by proxy, the President, or if he or she is not present, the Secretary, shall have power to adjourn the meeting and to reconvene it at another time or place, without notice of reconvenement other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.08     AUTHORITY  OF  QUORUM

     When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes of the State of Arizona or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.09     VOTING  AND  PROXIES

     At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

2.10     ACTION  WITHOUT  MEETING

     Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

2.11     WAIVER  OF  NOTICE

     Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the meeting.

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2.12     LIMITATION  ON  TRANSFER  OF  SHARES

     Until such time as that common stock of the corporation that is held by a holder shall have been registered for sale in accordance with the Securities Act of 1933, no holder of such stock shall have the right or power to encumber, hypothecate, transfer, pledge, sell, or otherwise dispose of any of the shares of the common stock of the corporation, and unless such transfer be accomplished by right of inheritance or by operation of law, no transfer, pledge, sale, or other disposition thereof shall be valid and effective until the shares of common stock proposed to be transferred are first offered for sale to the corporation for the price at which and under the terms on which such shares are proposed to be sold as evidenced by a bona fide offer to purchase. Such offer to the corporation shall be made in writing, signed by such shareholder, and sent by certified or registered mail, return receipt requested, to the Secretary of the corporation at its principal place of business, and such offer shall remain open for acceptance by the corporation for a period of sixty (60) days from the date of mailing such offer.

     The corporation shall have the right to accept all or any part of the shares of such offer. If the corporation elects to accept some amount of shares of such offer, then on or before the sixtieth (60th) day following the date the offer was mailed to the corporation, the corporation shall advise the selling shareholder by certified or registered mail, return receipt requested, of the amount so accepted and deliver to him or her anything necessary to effectuate such acceptance under the terms of the offer.

     A reference to this section of these Bylaws and the effect of the provisions contained herein shall be printed upon each certificate for common stock issued by the corporation and these provisions shall thereupon be a part thereof and binding upon each and every owner thereof regardless of how such common stock may be acquired. These provisions shall be binding also upon any executor, administrator, or other legal representative of any holder of common stock in case of the transfer, pledge, or sale of any shares of common stock by any of these persons. In the event that the provisions of this Article 2.12 of the Bylaws conflicts with the terms or provisions of any written agreement between this corporation and its shareholders, the terms and provisions of that agreement shall prevail over the terms of this Article 2.12.

                                   ARTICLE III

DIRECTORS

3.01     NUMBER  AND  ELECTION

The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors, or by resolution at an annual meeting of shareholders or by a special meeting of shareholders duly called for that purpose, or as provided in Section 3.02 of this Article, but shall not be less than one nor more than thirty. Each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

3.02     VACANCIES

     Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though not less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute

3.03     DUTIES  OF  BOARD

     It shall be the duty of the Board of Directors to control and manage the property and business of the corporation, and to appoint from its own membership or otherwise the officers of the corporation who may serve under written or oral contract at the pleasure of the Board. The Board shall have power to enter into written contracts with officers for terms extending beyond their own terms of office. Generally, and without limitation, the Board shall have the power and shall operate the business of the corporation in a prudent and careful manner to the best interests of the stockholders. The authority of the Board shall include the authority to authorize the issuance of stock, the power to fill vacancies on the Board and the power to increase the maximum or minimum size of the Board of Directors by appropriate amendment to these Bylaws.

3.04     PLACE  OF  MEETING

     The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona.

3.05     FIRST  MEETING  OF  BOARD  OF  DIRECTORS

     The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.

3.06     REGULAR  MEETINGS

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.07     SPECIAL  MEETINGS

     Special meetings of the Board may be called by the President or the Secretary on two (2) day's notice to each Director, either personally, by mail, by telegram, or by telephone;. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

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3.08     QUORUM

     A majority of the membership of the Board of Directors shall constitute a quorum, and if a quorum is present the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

3.09     ACTION  WITHOUT  MEETING

     Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or Committee.

3.10     EXECUTIVE  COMMITTEE

     There  may  be created at the option of the Board of Directors an Executive
Committee, the size of which may be selected and from time to time modified at the discretion of the Board of Directors, and consisting of members of the Board of Directors who shall be elected by the Board of Directors at any meeting of the Board of Directors at which a quorum is present. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by the Board of Directors acting at a meeting or by unanimous written consent. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, but shall not possess any authority of the Board of Directors prohibited by law.

3.11     REIMBURSEMENT  OF  EXPENSES

     The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

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3.12     WAIVER  OF  NOTICE

     Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.

                                   ARTICLE IV

OFFICERS

4.01     ELECTION  AND  OFFICES

     The officers of the corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, Vice Presidents, a Treasurer, a Secretary, one or more assistant secretaries and assistant treasurers, and any number of other officers with any other names, as deemed appropriate by the Board of Directors. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. The Board of Directors may leave any office vacant indefinitely so long as there is a Secretary available to act.

4.02     TIME  OF  ELECTION

     The Board of Directors at its first meeting after each annual meeting of shareholders or at any other meeting, may choose a Secretary and may choose a President, one or more Vice Presidents, a Treasurer, and a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

4.03     SALARIES

     The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

4.04     VACANCY

     A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors at any time.

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4.05     CHAIRMAN  OF  THE  BOARD

     The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

4.06     THE  PRESIDENT

     The President shall preside at all meetings of shareholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, subject to policies established by the Board of Directors.

4.07     THE  VICE  PRESIDENTS

     There shall be as many vice Presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the vice Presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

4.08     THE  SECRETARY

The Secretary shall see that the minutes of all meetings of shareholders, of the Board of Directors, and of any standing committees are kept. He or she shall be the custodian of the corporate seal and affix it to all proper instruments when deemed advisable by him or her. If no President is serving, he or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, subject to policies established by the Board of Directors. He or she shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the corporation including the books of account if no Treasurer is serving, and in general shall perform all the duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her.

4.09     THE  TREASURER

     The Treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate.
Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, Directors, and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as an operating expense.

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4.10     THE  ASSISTANT  SECRETARIES

     There may be such number of assistant secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them.

4.11     THE  ASSISTANT  TREASURERS

     There may be such number of assistant treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No assistant treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

                                    ARTICLE V

SPECIAL  CORPORATE  ACTS

NEGOTIABLE  INSTRUMENTS,  DEEDS  AND  CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President or Secretary. The Board of Directors may, however, authorize any one of such officers to sign any of such instruments, for and in behalf of the corporation, without necessity of countersignature; may designate officers or employees of the corporation, other than those named above, who may, in the name of the corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders' meeting of the other corporation by the President of the corporation, if he or she be present; or, in his or her absence, by the Secretary of the corporation who may be present; and, in event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such shareholders' meeting.

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                                   ARTICLE VI

STOCK  CERTIFICATES

6.01     CERTIFICATES

     Each certificate of stock, if issued, shall contain the information required by statute and shall be in the form as then approved by the Directors.


6.02     ISSUANCE/NON-ISSUANCE

     All certificates of stock, if issued, shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary, and the seal of the company may be impressed thereon. The name of the initial owner of each certificate and the number of shares represented by it shall be entered on its stub. If shares are issued without a certificate, the issuee shall be given a Statement of Information and appropriate notations shall be made in the corporate stock ledger.

6.03     TRANSFER

     Certificates of stock shall be transferred on the books of the corporation by assignment made by the owner, his or her attorney in fact, or legal representative, and by delivery of the certificate to the Secretary of the corporation for transfer, together with such further supporting documents as the corporation may reasonably require. Each certificate surrendered for transfer shall be marked "Canceled" by the Secretary and an incision on the certificate shall be made through the names of the subscribing officers, and the canceled certificate shall be affixed to its stub.

6.04     LOST  CERTIRICATES

Should the owner of any certificate of stock make application to the corporation for the issuance of a duplicate certificate by reason of the loss or destruction of his or her certificate, he or she shall accompany his or her application by an affidavit setting forth the time, place, and circumstances of such loss or destruction, together with a bond in such amount and with such surety or sureties acceptable to the Secretary of the corporation, indemnifying the corporation against such loss as it may suffer by reason of the issuance of a duplicate certificate or the refusal to recognize the certificate that was allegedly lost or destroyed. Upon satisfaction of the foregoing, a duplicate certificate may be issued. The duplicate certificate must be marked "Duplicate," and the stub of the certificate lost or destroyed shall indicate the issuance of the duplicate. The Board of Directors may, in its discretion, waive the requirement of a surety or sureties on the bond.

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6.05     DIVIDENDS

     Dividends on the issued and outstanding stock from the surplus or net profits of the corporation may be declared by the Board of Directors from time to time, payable to the owners of record of the stock of the corporation outstanding at such date as the Board of Directors may specify.

                                   ARTICLE VII

REPEAL,  ALTERATION  OR  AMENDMENT

     These Bylaws may be altered, amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new Bylaws may be adopted, at any duly constituted meeting of the shareholders or the Board of Directors, the notice of which meeting either includes mention of the proposed action relative to the Bylaws or is waived as provided above in Sections 2.03, 2.06 or 3.12 (whichever is applicable) or, alternatively, by the unanimous written consent of the shareholders or of the Directors pursuant to Section 2.10 or Section 3.09 (whichever is applicable). If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.

                                  ARTICLE VIII

RECORDS  AND  REPORTS  FOR  SHAREHOLDERS

8.01     RECORD  KEEPING

This corporation will keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. This corporation will maintain appropriate accounting records. This corporation or its agent will maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders and in alphabetical order by class of shares showing the number and class of shares held by each. This corporation will maintain its records in written form or in another form capable of conversion into written form within a reasonable time. This corporation will keep a copy of all of the following records at its known place of business:

Its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;
Its Bylaws or Restated Bylaws and in addition, all amendments to them that are currently in effect;

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Resolutions  adopted by its Board of  Directors  creating one or more classes or series  of  shares  and  fixing  their  relative  rights,  preferences  and
     limitations,   if  shares  issued   pursuant  to  those   resolutions   are
     outstanding;
The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;
All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years under A.R.S. Sec. 10-1620;
A list of the names and business addresses of its current officers and members of the Board of Directors;
Its most recent annual report delivered to the Arizona Corporation Commission; and,
Any  agreements between and among its shareholders.

8.02  FINANCIAL  STATEMENTS  FOR  SHAREHOLDERS

     This corporation shall furnish to its shareholders annual financial statements that may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, and that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

     If the annual financial statements have been examined by a certified public accountant (CPA), the CPA's report must accompany these statements. If not, the statements shall be accompanied by a statement of the President or the person responsible for the corporation's accounting records (1) indicating whether, in that person's reasonable belief , the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     This corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. On written request from a shareholder, the corporation shall mail that shareholder the latest annual financial statements.

                                   ARTICLE IX

SEVERABILITY

     Should any portion of these Bylaws be found to be invalid or unenforceable by any court of competent jurisdiction, the remaining Bylaws shall be unaffected thereby and shall remain in full force and effect.

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                                    ARTICLE X

TELEPHONIC  MEETINGS

     At the option of the Board of Directors, and with provision of notice as specified elsewhere in these Bylaws, any shareholders meeting or any meeting of the Board of Directors may be held by telephone conference call (or by a combination of telephone conference call and physical presence with some attendees physically present at a designated meeting place and with others telephonically present), and actions taken at such a meeting shall have all the force and effect of actions taken at a meeting with all attendees physically present. Provisions elsewhere in these Bylaws related to consent for meetings and waiver of consent for meetings shall apply to such telephonic meetings.

________________________________________________________________________________

     I, Nadine J. Leonard, Secretary of California Molecular Electronics Corp., an Arizona corporation, do hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of said corporation by the Board of Directors effective as of March 19, 1997, and that the same do now constitute the Bylaws of said corporation.


DATED:  March  19,  1997.
                                        _______________________________________
                                                  Nadine  J.  Leonard

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